Exhibit 14

OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES VEDDER PRICE (CA) LLP Michael J. Quinn, Bar No. 198349 mquinn@vedderprice.com Marie E. Christiansen, Bar No. 325352 mchristiansen@vedderprice.com 1925 Century Park East, Suite 1900 Los Angeles, California 90067 T: +1 424 204 7700 F: +1 424 204 7702 Attorneys for the Board Defendants UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA WESTERN DIVISION WEIRD SCIENCE LLC and WILLIAM ANDERSON WITTEKIND, derivatively on behalf of RENOVARO BIOSCIENCES, INC., Plaintiffs, vs. SINDLEV, et al., Defendants. Case No. 2:24-cv-00645-HDV-MRW Hon. Hernan D. Vera OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE [Filed concurrently with Declaration of Mark Dybul] Date: January 24, 2024 Time: 3:00 p.m. Courtroom: 5B Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 1 of 38 Page ID #:161

- 2 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES INTRODUCTION Plaintiffs Weird Science LLC ("Weird Science") and William Anderson Wittekind ("Wittekind," and together with Weird Science, "Plaintiffs") seek a temporary restraining order to prevent a duly noticed January 25, 2024 Special Meeting of Shareholders of the nominal defendant Renovaro Biosciences Inc. ("Renovaro") until, among other things, the officers and directors named in this action, along with any other member of the Board of Directors (the "Board") supplement Renovaro's Definitive Proxy Statement filed on January 3, 2024, as already supplemented on January 16, 2024 (the "Proxy Statement). According to Plaintiffs, the Proxy Statement supposedly omits material facts regarding a wide variety of issues?some of which have nothing to do with the votes that will be taken at the Special Meeting and some of which Plaintiffs have known for months (if not years). As set forth herein, none of the purported omissions are material. Nor do they amount to irreparable harm to Plaintiffs. Rather, this is just the most recent in a string of tactics employed by Weird Science, Anderson, and Serhat Gumrukcu ("Gumrucku") to cause as much pain to Renovaro as possible in the hope of lining their own pockets at the expense of the other shareholders. Indeed, the procedural deficiencies alone countenance denial of Plaintiffs' requested relief. In addition, Plaintiffs inexplicably delayed filing this Ex Parte Application for Temporary Restraining Order and Order To Show Cause Why a Preliminary Injunction Should Not Issue (the "Application"). Indeed, as Plaintiffs concede, the transaction that Plaintiffs hope to block by enjoining the January 25, 2024 special meeting of Renovaro's shareholders was announced on September 29, 2023 and a preliminary proxy statement was filed on December 22, 2023. Yet Plaintiffs waited to file this Complaint and Application until January 23, 2023?two days before the scheduled vote of shareholders that would allow this transaction to close?and did so in a new forum (despite two pending actions between these parties Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 2 of 38 Page ID #:162

- 3 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES in California Superior Court and in Delaware Chancery Court). Plaintiffs' delays and forum shopping alone militate against granting the requested relief and against a finding of irreparable harm. Moreover, the balance of the equities favors denying Plaintiffs' Application. It is unclear what harm there will be to Plaintiffs, or the shareholders they purport to represent, if the vote is taken and the transaction closes as planned. In fact, all shareholders?including Plaintiffs?have benefited from over $200 million in value that the announcement of the transaction has brought to Renovaro's shares. And, if Plaintiffs are somehow able to prove that certain shares should have been disgorged, then such disgorgement can be remedied by money damages, which can take into account any increase in the value of those shares. Finally, the public interest is well served by not allowing shareholders with vendettas against a company's board of directors, management, and insiders and who are seeking to line their own pockets at the expense of other shareholders to derail a transaction duly considered and approved by the board of directors. For these reasons, and those set forth herein, Plaintiffs' Application should be denied. FACTUAL AND PROCEDURAL BACKGROUND1 Plaintiffs Weird Science and Wittekind purport to be "owners and record owners of Renovaro common stock." and claim to be able to "fairly represent the interests of Renovaro and its shareholders." Verified Stockholder Derivative Complaint (ECF Doc. 1) ("Complaint" or "Compl.") ¶ 18. Plaintiffs' claim, 1 In order to submit their Opposition prior to today's 3:00 p.m. hearing time, Defendants lacked sufficient time to prepare a Request for Judicial Notice for certain documents referenced herein. In the interest of expediency and to more fully inform the Court of the relevant issues, Defendants forewent preparation of a Request for Judicial Notice. Defendants understood, per local rules, and this Court's standing order, that they would have until 6:27 p.m. this evening to submit their opposition, which would have provided sufficient time to prepare a Request for Judicial Notice. Should the Court request that Defendants provide a such a notice, or such documents, they will do so forthwith. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 3 of 38 Page ID #:163

- 4 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES however, attempts to cover up a much more sinister and complex truth. Omitted from the 100+-page Complaint is any reference to the true relationship between the parties. In reality, Weird Science2 and Wittekind are pawns in an ongoing series of disputes that resulted from the revelation in late spring/early summer of 2022 that Gumrukcu, Weird Science's largest equity holder and a former Renovaro scientific advisor and inventor of certain technology purchased or licensed by Renovaro, was a serial fraudster, who defrauded Renovaro?among many other victims?of tens of millions of dollars so that he and his husband and business partner, Wittekind, could live a lavish lifestyle among the rich and famous.3 When Gumrukcu's fraud was uncovered, Renovaro sued Gumrukcu, Wittekind, and a number of their shell companies for breach of contract and fraud, among other claims, in California Superior Court. See First Amended Complaint, Enochian Biosciences Inc. v. Gumrukcu, et al., Case No. 22STCV34071 (Cal. Super. Ct., LA County) (the "California Superior Court Action").4 In retaliation for the California Superior Court Action, and unable to convince the California Superior Court to dismiss it or extract a multi-million dollar "settlement" from Renovaro, Weird Science and Wittekind, under the direction, control, and influence of Gumrukcu, next filed a verified complaint in Delaware Chancery Court against Renovaro, Sindlev, Abildgaard, K&L Gates, and Parker based on similar themes as those found in the Complaint: that despite the fact that Renovaro had paid Gumrukcu 2 Upon information and belief, Weird Science is exclusively owned and controlled by Wittekind and Serhat Gumrukcu ("Gumrukcu") such that Weird Science is nothing more than an alter ego and instrumentality of Wittekind and Gumrukcu. 3 Gumrukcu has also been criminally charged by the Department of Justice and stands accused of murder-for-hire of a former business associate and wire fraud related to a scheme to defraud that business associate and others in connection with certain financial transactions. See Third Superseding Indictment (ECF Doc. 69), United States v. Gumrukcu, et al., Case No. 5:22-cr-00058-gwc (U.S. D. Ct., D. Vt.). Gumrukcu is presently in federal custody awaiting criminal trial on these charges. 4 Two of the companies controlled by Wittekind and Gumrukcu are pursuing a cross-complaint against Renovaro in the California Superior Court Action. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 4 of 38 Page ID #:164

- 5 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES and his various shell companies tens of millions of dollars over the course of their relationship, all of these defendants somehow conspired to deprive Weird Science, Wittekind, and Gumrukcu of the value of their shares. See Verified First Amended Complaint ("Delaware FAC"), Weird Science LLC et al. v. Enochian Biosciences Inc., et al., C.A. No. 2023-0599-MTZ (the "Delaware Chancery Court Action"). Indeed, in the Delaware Chancery Court Action, Plaintiffs claim that they were damaged because they were not permitted to make even more money from their relationship with Renovaro (as a result of, inter alia, an alleged inability to sell shares) before Gumrukcu's fraud was discovered and Renovaro's share price dropped as a result. The Delaware Chancery Court Action and this Action are nothing more than an attempt to cause as much pain as possible in the hope of blackmailing Renovaro and its shareholders to pay over even more money for the benefit of Gumrukcu and Wittekind and to the detriment of the rest of the Renovaro's shareholders. Contrary to their assertions, and as discussed below in greater detail, Plaintiffs are motivated only by their personal interests and cannot claim to fairly represent Renovaro's shareholders. Nominal defendant Renovaro is a publicly traded Delaware corporation (NASDAQ: RENB) with a principal place of business in Los Angeles, California. Renovaro is a pre-revenue, pre-clinical biotechnology company focused on developing advanced allogeneic cell and gene therapies to promote stronger immune system responses potentially for long-term or life-long cancer remission in some of the deadliest cancers, beginning with pancreatic cancer. Declaration of Dr. Mark Dybul filed contemporaneously herewith ("Dybul Decl.") ¶ 2. Pancreatic cancer is a very deadly disease with only 5-10 percent of patients surviving 5 years. Dybul Decl. ¶ 2. Initial preclinical in vitro and proof of concept in vivo studies of Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 5 of 38 Page ID #:165

- 6 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Renovaro's immune-therapeutic approach for pancreatic cancer have demonstrated promising results. Dybul Decl. ¶ 2. Weird Science became a shareholder of Renovaro through the merger transaction that created Renovaro. See Agreement and Plan of Merger dated January 12, 2018 between and among DanDrit BioTech USA, Inc. (now known as Renovaro), DanDrit Acquisition Sub, Inc., Enochian Biopharma, Inc. and Weird Science (the "Merger Agreement"). The Merger Agreement, along with an Investor Rights Agreement dated February 16, 2018 (the "Investor Rights Agreement") and the Standstill and Lock Up Agreement dated February 16, 2018 (the "Lock Up Agreement") between and among Renovaro, RS Group ApS, and Weird Science, governed the shares Weird Science received in connection with the merger transaction. See Investor Rights Agreement; Lock Up Agreement. Subsequent to the merger transaction, upon information and belief, Weird Science distributed shares to Gumrukcu and Wittekind. The Merger Agreement provides any disputes between the parties "relating to arising out of or relating to [the Merger Agreement]" be exclusively brought in the Delaware Chancery Court. Merger Agreement, §11.10. On August 9, 2023, Renovaro disclosed that it had entered into a Letter of Intent ("LOI") to enter into a business combination with GEDi Cube Intl Ltd ("GEDi Cube"), a cutting-edge health AI company. On September 29, 2023, Renovaro disclosed that its Board of Directors had approved a Stock Purchase Agreement ("SPA") between Renovaro and GEDi Cube to acquire 100% of the equity interests of GEDi Cube from its equity holders (the "Transaction"). On December 22, 2023, Renovaro filed its Preliminary Proxy Statement and, on January 3, 2024, Renovaro filed its Proxy Statement. The Proxy Statement provided notice of a special meeting of Renovaro's shareholders to be held on January 25, 2024 (the "Special Meeting"). Since the filing of the Preliminary Proxy Statement, 10 purported shareholders of Renovaro sent demand letters (the "Demand Letters") to Renovaro relating to the Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 6 of 38 Page ID #:166

- 7 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES disclosures in the Proxy Statement, one of which attached a draft unfiled complaint from the purported stockholder. In general, the Demand Letters allege that Renovaro and/or the Board omitted or misstated material information in the Proxy Statement that was required to be disclosed to the Company's shareholders in order for them to make a fully informed decision with respect to their votes on the Share Issuance Proposal and the Transaction. The Demand Letters demanded that Renovaro immediately make corrective disclosures in an amendment or supplement to the Proxy Statement. Even though Renovaro believed the allegations in the Demand Letters were meritless and that no additional disclosure was required in the Proxy Statement, in order to avoid the potential burden, inconvenience, cost and distraction related to the allegations in the Demand Letters, and to preclude any efforts to delay the closing of the transaction, on January 16, 2024, Renovaro voluntarily amended and supplemented the Proxy Statement (the "Supplement to the Proxy Statement"). None of the 10 purported shareholders that sent the Demand Letters have responded to indicate that they remained unsatisfied by the Supplement to the Proxy Statement. On the evening of Friday, January 19, 2024, just four business days before the Special Meeting, Plaintiffs' counsel sent a letter to Renovaro demanding that Renovaro further supplement its Proxy Statement to include additional disclosures related to its Special Meeting and take a myriad of other actions. See Dybul Decl., ¶ 3 & Ex. A ("Plaintiffs' Demand Letter"). Plaintiffs threatened to enjoin the shareholder vote if Renovaro did not capitulate to their meritless demands. At no point during the nearly four months since the SPA was disclosed and the weeks since the Definitive Proxy Statement was filed, did Plaintiffs take any steps to raise the issues it ultimately raised after the close of business of Friday, January 19, 2024. Many of the issues raised in the Plaintiffs' Demand Letter were known or should have been known by Plaintiffs for months?if not years?prior to January 19, Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 7 of 38 Page ID #:167

- 8 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES 2024. Plaintiffs then waited to file their Application until after the close of business on Tuesday, January 23, 2024?just two days prior to the Special Meeting. ARGUMENT I. THE PROCEDURAL DEFICIENCIES ATTENDANT TO PLAINTIFFS' APPLICATION PRECLUDE THE ISSUANCE OF THE RELIEF REQUESTED A. Plaintiffs Have Deliberately Selected an Improper Forum for This Proceeding As a threshold matter, the Court should not even consider the Application because Plaintiffs have deliberately selected this forum in direct contravention of a contractual forum-selection clause conferring "exclusive jurisdiction and venue" over this matter in the courts of Delaware. Weird Science acquired its stock in Renovaro (then-named Enochian Biosciences) by way of a merger agreement dated January 12, 2018 by and between Weird Science, Renovaro, and other parties ("2018 Merger Agreement"). (See 2018 Merger Agreement, § 2.1.1 (providing for "Common Stock Merger Consideration"), Exhibit 1 (reflecting distribution of Common Stock Merger Consideration to, inter alia, Weird Science).) Thereafter, Weird Science distributed some of its shares in Renovaro to Wittekind from the same allotment of shares that Weird Science obtained via the 2018 Merger Agreement. The 2018 Merger Agreement contains a forum-selection provision, entitled, "Submission to Jurisdiction" that exclusively vests jurisdiction and venue in the courts of Delaware. That provision is as follows: 11.10 Submission to Jurisdiction. Subject to the provisions of Section 9.3, for the purpose of any action arising out of or relating to this Agreement brought by any Party against another Party arising out of or relating to this Agreement or any of the Transactions (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 8 of 38 Page ID #:168

- 9 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom, (b) irrevocably waives any objection that it may now or hereafter have to the venue of any such action, dispute or controversy in any such court or that such legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) agrees that it shall not bring any legal Proceeding relating to this Agreement or the Transactions in any court other than the aforesaid courts, and (d) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 11.1. (2018 Merger Agrement, § 11.10 (emphasis added).) It is axiomatic that any shareholder's derivative suit both "arises out of" and "relates to" the plaintiff's ownership of stock in the corporation named as the (nominal) defendant. Indeed, Rule 23.1 of the Federal Rules of Civil Procedure requires that any shareholder's derivative complaint "must . . . allege that the plaintiff was a shareholder or member at the time of the transaction complained of, or that the plaintiff's share or membership later devolved on it by operation of law." Fed. R. Civ. P. 23.1(b)(1). Moreover, "forum-selection clauses covering disputes ?relating to' a particular agreement apply to any disputes that reference the agreement or have some ?logical or causal connection' to the agreement." Sun v. Advanced China Healthcare, Inc., 901 F.3d 1081, 1086 (9th Cir. 2018) (holding that forum-selection provision in Share Purchase Agreements governed subsequent tort claims brought under securities laws). Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 9 of 38 Page ID #:169

- 10 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES As such, the "Submission to Jurisdiction" provision in the contract under which Plaintiffs acquired their shares in Renovaro unquestionably applies to this civil action, where Plaintiffs are suing Renovaro (and other, related parties). As the Ninth Circuit explained in Sun: [A] forum-selection clause "should control except in unusual cases." Atlantic Marine Const. Co., Inc. v. U.S. Dist. Ct., 571 U.S. 49, 64 (2013). This result is required, according to Atlantic Marine, because a forum-selection clause "represents the parties' agreement as to the most proper forum." Id. at 63 (quoting Stewart Org., Inc. v. Ricoh Corp., 487 U.S. 22, 31 (1988) ). It "may have figured centrally in the parties' negotiations and may have affected how they set monetary and other contractual terms; it may, in fact, have been a critical factor in their agreement to do business together in the first place." Id. at 66. Therefore, the "enforcement of valid forum-selection clauses, bargained for by the parties, protects their legitimate expectations and furthers vital interests of the justice system." Id. at 63 (quoting Stewart Organization, Inc. v. Ricoh Corp., 487 U.S. 22, 33 (1988) (Kennedy, J., concurring)). Sun, 901 F.3d at 1088 (parallel citations omitted). Accordingly, "exclusive jurisdiction and venue" over this action lies in only three possible courts: "[1] the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, [2] the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, [3] any federal court sitting in the State of Delaware." (2018 Merger Agreement § 11.10.) Notably absent from this list is the U.S. District Court for the Central District of California. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 10 of 38 Page ID #:170

- 11 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Thus, this Court does not even have jurisdiction over this action, and for this reason, alone, it should deny the Application. Moreover, as detailed below, Plaintiffs are well aware that Delaware is the proper forum for any such dispute?having already sued Renovaro and many of the other defendants in Delaware Chancery Court on many of the same allegations and theories, which action is currently pending. B. Plaintiffs Are Wholly Unsuitable to Serve as Derivative Plaintiffs?and Are Disqualified from Doing So?Given Their Ongoing Litigations with Renovaro in Other Courts Another threshold legal impediment to Plaintiffs' claims is that they are patently unsuitable derivative plaintiffs, and thus not even legally permitted to bring this action?much less prevail on the merits. A plaintiff who files a shareholder's derivative action is purporting to sue, in a fiduciary capacity, for the benefit of the corporation?not for his own benefit. As such, "A plaintiff in a shareholder derivative action owes the corporation his undivided loyalty. The plaintiff must not have ulterior motives and must not be pursuing an external personal agenda." Smith v. Ayres, 977 F.2d 946, 949 (5th Cir. 1992); see also Fed. R. Civ. P. 23.1(a) (a "derivative action may not be maintained if it appears that the plaintiff does not fairly and adequately represent the interests of shareholders or members who are similarly situated in enforcing the right of the corporation or association"). The archetypical example of a derivative plaintiff who cannot serve as a fiduciary with undivided loyalty to the corporation is a plaintiff who is concurrently engaged in other litigation adverse to the corporation. See, e.g., Hornreich v. Plant Indus., Inc., 535 F.2d 550, 551 (9th Cir. 1976) (affirming pleading-stage dismissal of shareholder's derivative suit based upon, inter alia, "the fact that at the time the motion [to dismiss] was heard [the shareholder] was engaged in two pending actions Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 11 of 38 Page ID #:171

- 12 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES against [the corporation]"). Indeed, "The plaintiff will not fairly and adequately protect other shareholders if the plaintiff is involved in other litigation against the corporation, and the derivative suit was brought to increase plaintiff's leverage in those other cases." 5 Moore's Fed. Prac. ? Civ. § 23.1.09[5][b] (collecting cases). Here, Plaintiffs are anything but "fair and adequate" representatives?as is demonstrated by, inter alia, the multiplicity of claims currently pending between Plaintiffs and Renovaro in the Delaware Chancery Court, as well as in Los Angeles Superior Court. As discussed above, Wittekind, his husband Gumrukcu, and various companies under their control have defrauded Renovaro of millions of dollars and since October of 2022 have been defendants in the California Superior Court Action brought by Renovaro to recover its damages. (See First Amended Complaint filed in California Superior Court Action.) Additionally, in that same California Superior Court Action, two of the named entity defendants (owned and controlled by Wittekind and/or Gumrukcu) have filed a cross-complaint against Renovaro seeking declaratory relief. (See Cross-Complaint.) Further, since June of 2023, Plaintiffs Wittekind and Weird Science have been pursuing the Delaware Chancery Court Action against Renovaro and other defendants (many of whom are also named as defendants in this action). The Delaware Chancery Court Action is premised on the same baseless speculation and theories asserted in this action. In their initial complaint in the Delaware Chancery Court Action filed on June 7, 2023, Weird Science and Wittekind asserted claims against Renovaro for breach of an Investor Rights Agreement ("IRA") entered into in connection with the 2018 Merger Transaction. (See Verified Complaint, Delaware Chancery Court Action.) Rather than respond to Renovaro's argument that the unambiguous terms of the IRA and related documents precluded their claims (which they do), on December 4, 2023 Weird Science and Wittekind filed a First Amended Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 12 of 38 Page ID #:172

- 13 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Complaint in the Delaware Chancery Court Action expanding their claims against Renovaro to include as defendants Sindlev, Abildgaard, K&L Gates, and others. (See generally Delaware Chancery Court Action FAC.) In addition to the breach of contract claim, Weird Science and Wittekind assert claims for fraud, tortious interference with a contract, breach of fiduciary duty, fraudulent transfer, and declaratory relief. The allegations in the Delaware Chancery Court Action, many of which are based "upon information and belief," overlap with the allegations that underlie Weird Science and Wittekind's theories in this Action. (Compare Compl. ¶ 5 (alleging that "Renovaro's board of directors [] has engaged in a troubling pattern of authorizing transactions with insiders Rene Sindlev [], Sindlev's companies ?. Ole Abildgaard [], Abildgaard's company Paseco ApS [], and Lincoln Park Capital Fund LLC [] on terms grossly unfair to Renovaro and its stockholders"), with Delaware Chancery Court Action FAC ¶¶ 16-18, 121, 126 (substantially the same); compare Compl. ¶¶ 22, 59, 71 (alleging conflicts of interest between the Company, K&L Gates, and Lincoln Park), with Delaware Chancery Court Action FAC ¶¶ 10, 71, 76, 79, 122 (same); compare Compl. ¶ 12 (alleging Schedule 13D deficiencies on the part of RS Group and RS Bio), with Delaware Chancery Court Action FAC ¶ 94 (same); compare Compl. ¶¶ 40-42 (alleging exploitation of material non-public information by Sindlev and Abildgaard), with Delaware Chancery Court Action FAC ¶ 18 (same); compare Compl. ¶¶ 43-47, 58 (alleging misconduct by the Company with respect to the Lincoln Park ELOC transactions), with Delaware Chancery Court Action FAC ¶ 130-139 (same); Compl. ¶¶ 59, 71 (alleging breaches of fiduciary duty and conflicts of interest by K&L Gates), with Delaware Chancery Court Action FAC ¶¶ 10, 71, 76, 79, 122, 161-164 (same). Weird Science and Wittekind have yet to serve all of the Defendants in the Delaware Action, but Renovaro, K&L Gates, and Parker have notified Weird Science and Wittekind that they intend to move to dismiss the Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 13 of 38 Page ID #:173

- 14 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES meritless claims asserted against them by way of the Delaware Chancery Court Action. The similarities and overlap between this Action and the Delaware Chancery Court Action merit the question of why Plaintiffs did not seek injunctive relief in the first-filed Delaware Chancery Court Action. The answer is simple: forum shopping. In any event, the fact that Plaintiffs are already engaged in litigation against Renovaro on multiple fronts in their individual capacities renders them unsuitable to serve as derivative plaintiffs seeking to sue on behalf of Renovaro as its fiduciary. C. Principles of Compulsory Joinder and Claim-Splitting Separately Bar This Action Separate and apart from rendering Plaintiffs unsuitable to serve as derivative plaintiffs in this action, the fact that they are concurrently pursuing claims on many of the same basic theories and allegations in Delaware independently bars this action under the "claim-splitting" doctrine. See, e.g., Maldonado v. Flynn, 417 A.2d 378, 382 (Del. Ch. 1980) ("The rule against claim splitting is an aspect of the doctrine of res judicata and is based on the belief that it is fairer to require a plaintiff to present in one action all of his theories of recovery relating to a transaction, and all of the evidence relating to those theories, than to permit him to prosecute overlapping or repetitive actions in different courts or at different times."); Goureau v. Lemonis, 2021 WL 1197531, at *8 (Del. Ch. Mar. 30, 2021) ("Importantly, the rule ?eliminates the contemporaneous litigation of the same factual or legal issues in different courts.' ?Two basic principles animate the rule. First, the rule is founded upon the principle that no person should be unnecessarily harassed with a multiplicity of suits. Second, the rule is designed to prevent a litigant from getting two bites at the apple.' In short, the rule against claim splitting is designed to ?prevent burdening the same defendant with duplicative proceedings in different courts brought by the same plaintiff based Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 14 of 38 Page ID #:174

- 15 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES on different causes of action arising out of a common underlying nucleus of facts.'") (citations omitted). D. Under the Colorado River Doctrine, This Court Should Abstain From Hearing this Case in Favor of the Pending Delaware Chancery Court Action The Colorado River doctrine?whereby federal courts abstain from exercising jurisdiction in favor of pending state court actions on related matters?provides yet another independent basis on which the Court should decline even to entertain this Action. See Colorado River Water Conservation Dist. v. United States, 424 U.S. 800, 818 (1976). Under the Colorado River doctrine, there are eight factors that inform a District Court's decision of whether to dismiss or stay a federal action in favor of pending state court litigation: (1) which court first assumed jurisdiction over any property at stake; (2) the inconvenience of the federal forum; (3) the desire to avoid piecemeal litigation; (4) the order in which the forums obtained jurisdiction; (5) whether federal law or state law provides the rule of decision on the merits; (6) whether the state court proceedings can adequately protect the rights of the federal litigants; (7) the desire to avoid forum shopping; and (8) whether the state court proceedings will resolve all issues before the federal court. R.R. Street & Co., Inc. v. Transport Ins. Co., 656 F.3d 966, 978-79 (9th Cir. 2011). Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 15 of 38 Page ID #:175

- 16 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES "These factors are to be applied in a pragmatic and flexible way, as part of a balancing process rather than as a ?mechanical checklist.'" American Int'l Underwriters (Philippines), Inc. v. Continental Ins. Co., 843 F.2d 1253, 1257 (9th Cir. 1988) ("AIU") (citing Moses H. Cone Memorial Hospital v. Mercury Construction Corp., 460 U.S. 1, 16 (1983)). "For example, in considering the order in which jurisdiction was obtained, it is important not only to determine whether the state or the federal complaint was filed first, but also to assess how much progress has been made in the two actions." AIU, 843 F.2d at 1257 (citing Moses H. Cone, 460 U.S. at 16). Colorado River does not require that the pending state and federal actions be exactly the same; it is enough if they are "substantially similar." Nakash v. Marciano, 882 F.2d 1411, 1416 (9th Cir. 1989). Where, as here, parallel state and federal actions include related claims that all arise from the same set of facts, courts have held that the cases are "substantially similar." See Nakash, 882 F.2d at 1416. Here, as detailed above: the Delaware Chancery Court Action is "substantially similar" to the instant case; the Delaware Chancery Court acquired jurisdiction long before this case was filed, and that case is well underway; the alleged breaches of fiduciary duty and related claims that Plaintiffs are asserting against defendants in this action are governed largely, if not entirely, by state law (the law of Delaware); allowing this action to proceed will undoubtedly result in "piecemeal litigation"; there is no question that the Delaware Chancery Court can resolve the issues at hand and "adequately protect the rights of the federal litigants" (indeed, Plaintiffs, themselves, initially chose to file suit in Delaware, and that forum is mandated by the parties' contract in any event); and finally, Plaintiffs' filing of suit in this Court smacks of "forum shopping." For each of these reasons, this Court should not allow this case to proceed. R.R. Street & Co., Inc. v. Transport Ins. Co., 656 F.3d 966, 978-79 (9th Cir. 2011). Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 16 of 38 Page ID #:176

- 17 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES E. Plaintiffs' Improper Tactic of Making a Pre-Suit Demand Upon the Board and Then Immediately Filing Suit on a "Demand Futility" Theory Poses Another Absolute Bar to this Action Under Delaware Law Yet another fatal, threshold deficiency in Plaintiffs' case is that they have brazenly violated fundamental precepts of Delaware law in filing this Action, given their eleventh-hour demand upon Renovaro's board of directors for "corrective action"?followed almost immediately by this lawsuit alleging "demand futility." (See Compl., ¶¶ 114-116.) As the Delaware Supreme Court has explained: "A basic principle of the General Corporation Law of the State of Delaware is that directors, rather than shareholders, manage the business and affairs of the corporation." Spiegel v. Buntrock, 571 A.2d 767, 773 (Del. 1990) (collecting cases). "The decision to bring a law suit or to refrain from litigating a claim on behalf of a corporation is a decision concerning the management of the corporation." Id. "Consequently, such decisions are part of the responsibility of the board of directors. 8 Del.C. § 141(a)." Under Delaware law, where, as here, a shareholder seeks to sue derivatively on behalf of a corporation, the shareholder must make a choice: either (1) the shareholder must make a pre-suit demand upon the corporation's board of directors, in which case it must await the board's decision?and any such decision is entitled to judicial deference under the "business judgment rule;" or (2) the shareholder must file suit and plead particularized facts showing why demand upon the board would have been futile. The shareholder cannot do both, as Plaintiffs here have done. This scenario was squarely addressed by the Delaware Chancery Court in Dahle v. Pope, No. 2019-0136, 2020 Del. Ch. LEXIS 41 (Del. Ch. Jan. 31, 2020): Delaware's common law of corporations makes it clear that when a stockholder makes a demand upon the company board to take legal action, she is conceding that the directors are Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 17 of 38 Page ID #:177

- 18 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES able to bring their business judgment to bear to consider that demand. If the board fails to take the action demanded, and the stockholder then wishes to pursue the matter derivatively on behalf of the corporation, she cannot successfully assert that the derivative action is justified because the board is unable to consider the matter free of disabling conflict; that is the very concession the stockholder is deemed to have made by making the demand in the first instance. . . . Under Delaware law, a stockholder plaintiff bringing a derivative suit has two options: make a pre-suit demand on the board, or plead demand futility. The pre-suit demand?if properly rejected?leads to a higher pleading burden. These options are mutually exclusive: a stockholder is not permitted to have his cake and litigate it, too. Dahle, 2020 Del. Ch. LEXIS 41, at *1-4 (emphasis added) (citing Spiegel, 571 A.2d at 777; Busch ex rel. Richardson Elecs., Ltd. v. Richardson, 2018 Del. Ch. LEXIS 527, 2018 WL 5970776, at *8 (Del. Ch. Nov. 14, 2018); Solak ex rel Ultragenyx Pharm. Inc. v. Welch, 2019 WL 5588877 (Del. Ch. Oct. 30, 2019); City of Tamarac Firefighters' Pension Tr. Fund v. Corvi, 2019 Del. Ch. LEXIS 49, 2019 WL 549938, at *6 (Del. Ch. Feb. 12, 2019). The Dahle court thus dismissed the action on the pleadings, given the plaintiff's attempt to file suit shortly after making a pre-suit demand for corrective action?which is exactly what Plaintiffs here have done. This is consistent with the Delaware Supreme Court's pronouncement that, "By electing to make a demand, a shareholder plaintiff tacitly concedes the independence of a majority of the board to respond. Therefore, when a board refuses a demand, the only issues to be examined are the good faith and reasonableness of its investigation." Spiegel, 571 A.2d at 777 (emphasis added). Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 18 of 38 Page ID #:178

- 19 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Here, Plaintiffs made a pre-suit demand upon the Board in the evening of Friday, January 19, 2024?and concurrently sent a draft complaint, stating that they intended to file suit on Monday, January 22 (and indeed, proceeded to file the instant Action and Application on the evening of Tuesday, January 23). This, despite Plaintiffs' concession that, "Over the last 30 days, we have worked exhaustively on preparing these filings." (See Maitia Decl., ¶ 8.) As a matter of law, Plaintiffs' pre-suit demand constitutes a binding admission that the board is properly situated to evaluate their purported concerns. See Spiegel, 571 A.2d at 777; Dahle, 2020 Del. Ch. LEXIS 41, at *1-4. Yet, despite having been drafting their papers "over the last 30 days"?by their own admission?Plaintiffs waited until the eleventh hour to make their demand upon the Board. As detailed above, Delaware law is clear that the Board is entitled to (i) a reasonable opportunity to evaluate and investigate Plaintiffs' concerns; and (ii) deference to its business judgment in the event that it declines to take the action demanded by the derivative plaintiff. Here, Plaintiffs' civil action satisfies neither of these fundamental prerequisites to pursuing derivative relief. F. The Inadmissible Evidence Submitted by Counsel Should Be Afforded No Weight Plaintiffs have failed to support their Application with admissible evidence and the inadmissible evidence submitted should be afforded no weight. See, e.g., Moroccanoil, Inc. v. Dermorganic Lab'ys, Inc., No. CV 09-4257 CBM (PAX), 2009 WL 10675634, at *5 (C.D. Cal. Nov. 9, 2009) (denying motion for preliminary injunction and sustaining evidentiary objections directed to inadmissible evidence offered in support of motion). In fact, Plaintiffs have failed to offer any documentary evidence to support the extraordinary relief sought in their Application. Instead, Plaintiffs rely on a single declaration, from their counsel?not a fact witness?that lacks foundation and personal knowledge to support the countless assertions contained therein. This declaration goes far beyond attesting that ex parte notice was Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 19 of 38 Page ID #:179

- 20 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES given to certain defendants' counsel and ventures into the well-worn, but doomed path of conclusory factual assertions that are ultimately inadmissible. For example, Ms. Maitia references certain e-mails on which she was not the sender, recipient, or copied. Maitia Decl. ?? 12(b), (d)-(n). Ms. Maitia does not describe how she acquired these e-mails nor does she actually attach these e-mails to her declaration. This is particularly problematic given that several of the emails Ms. Maitia described are privileged attorney-client communications, but she does not explain how they came into her possession, or why the privilege should not prohibit her from referencing them. As such, Ms. Maitia has failed to set forth foundation and personal knowledge to support her description of the contents of these e-mails, the best evidence of which is of course the e-mails themselves. Fed. R. Evid. 602, 801-802, 1002. Ms. Maitia's declaration also fails to set forth foundation and personal knowledge as to Paragraph 12(c), which purports to describe Mr. Abildgaard's alleged solicitation of investors, including the number of investors and their alleged investment. Without foundation and personal knowledge, these are unsupported, conclusory assertions that are entitled to no weight. Fed. R. Evid. 602, 801-802. Any facts setting forth Ms. Maitia's personal knowledge of these, and the other, facts in her Declaration is nothing more than speculation and unsupported inadmissible hearsay that does not even approach satisfying the heavy evidentiary burden Plaintiffs must carry in order to support their Application. Fed. R. Evid. 602, 801-802. II. PLAINTIFFS HAVE NOT SATISFIED THEIR BURDEN TO OBTAIN THE EXTRAORDINARY RELIEF REQUESTED The standard for issuing a temporary restraining order is similar to the standard for issuing a preliminary injunction. See, e.g., Lockheed Missile & Space Co. v. Hughes Aircraft Co., 887 F. Supp. 1320, 1323 (N.D. Cal. 1995). Such emergency relief is an "extraordinary remedy never awarded as of right." Winter v. Nat. Res. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 20 of 38 Page ID #:180

- 21 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Def. Council, Inc., 555 U.S.7, 24 (2008). "A plaintiff seeking a preliminary injunction must establish [1] that he is likely to succeed on the merits, [2] that he is likely to suffer irreparable harm in the absence of preliminary relief, [3] that the balance of equities tips in his favor, and [4] that an injunction is in the public interest." Id. at 20. "Irreparable injury is an injury that is not remote or speculative, but actual and imminent and for which monetary damages cannot adequately compensate." Dotster, Inc. v. Internet Corp. For Assigned Names and Numbers, 296 F. Supp. 2d 1159, 1162 (C.D. Cal. 2003). The party seeking the injunction bears the burden of proving each of these elements by a "clear showing." Mazurek v. Armstrong, 520 U.S. 968, 972 (1997) (per curiam) ("[A] preliminary injunction is an extraordinary and drastic remedy, one that should not be granted unless the movant, by a clear showing, carries the burden of persuasion"). Plaintiffs fail to satisfy any of the required elements required to justify the extraordinary remedy requested in the Application. A. Legal Standards 1. Legal Standard for a Section 14(a) Claim Section 14(a) of the Securities Exchange Act of 1934 ("Section 14(a)") prohibits false and misleading claims or material omissions in a proxy statement. While Plaintiffs appear to contend that some portions of the Proxy Statement may be false, Plaintiffs' claims largely boil down to allegations that certain information has been omitted from the Proxy Statement. Neither federal securities law nor Delaware law requires a proxy statement to disclose all conceivable information related to a shareholder vote. Rather, "directors need only disclose information that is material." In re CheckFree Corp. S'holders Litig., No. 3193, 2007 WL 3262188, at *3 (Del. Ch. Nov. 1, 2007). To be actionable, "an omission must be misleading; in other words it must affirmatively create an impression of a state of affairs that differs in a material way from the one that actually Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 21 of 38 Page ID #:181

- 22 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES exists." Brody v. Transitional Hospitals Corp., 280 F. 3d 997, 1006 (9th Cir. 2002) ("No matter how detailed and accurate disclosure statements are, there are likely to be additional details that could have been disclosed but were not."). Critically, the plaintiff bears the burden of establishing that the alleged omission is material. That is, the plaintiff must "show[] a substantial likelihood that, under all the circumstances, the omitted fact would have assumed actual significance in the deliberations of the reasonable shareholder." TSC Inds. Inc., v. Northway, Inc., 426 U.S. 438, 449 (1976); Skeen v. Jo-Ann Stores, Inc., 750 A.2d 1170, 1172 (Del. 2000). An omitted fact is not material simply because a plaintiff believes that it might be "helpful" to shareholders in voting. In re 3Com S'holders Litig., No. 5067, 2009WL 5173804, at *1 (Del. Ch. Dec. 18, 2009). "[A] lenient standard for materiality poses the risk that corporations will ?bury the shareholders in an avalanche of trivial information[,] a result that is hardly conducive to informed decisionmaking.'" Skeen v. Jo-Ann Stores, Inc., No. Civ. A. 16836, 1999 WL 803974, at *4 (Del. Ch. Sept. 27, 1999) (citation omitted), aff'd, 750 A.2d 1170 (Del. 2000). It is, therefore, the duty of courts to "?guard against the fallacy that increasingly detailed disclosure is always material and beneficial disclosure.'" Abrons v. Maree, 911 A.2d 805, 813 (Del. Ch. 2006) (citation omitted). 2. Purpose of Disclosures Under Section 13(d) In their eagerness to prevent the shareholder meeting from moving forward, Plaintiffs have misconstrued the purpose of Section 13(d) of the Exchange Act. While Plaintiffs' Application correctly notes that the purpose of Section 13(d) is to "alert the marketplace to every large, rapid aggregation or accumulation of securities, regardless of technique employed, which might represent a potential shift in corporate control," Dreiling v. Am. Online Inc., 578 F.3d 995, 1002 (9th Cir. 2009), they fail to acknowledge that it "was passed in response to hostile corporate takeovers," specifically to protect investors who were facing an imminent change in Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 22 of 38 Page ID #:182

- 23 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES control of the company. Id. Indeed, In enacting § 78m(d), Congress sought to empower the common investor with adequate information regarding those seeking control of an issuer through a tender offer or other method of acquisition so that an individual investor is able to decide whether to retain or dispose of his stock. In short, there does not appear to be any indication in the language of § 13(d) that Congress intended a remedy for individual investors who were not faced with the choice of retaining or disposing of their stock in the face of an imminent change in control . . . until a large shareholder begins acquiring shares for the purpose of controlling the issuer, the rights of other shareholders are not implicated. It is only when control of the issuer is at stake that fellow stockholders are faced with decisions concerning their stock, are in need of the information required by § 13(d) to make those decisions and should have the right to secure that information to protect their investment. Edelson v. Ch'ien, 405 F.3d 620, 633 (7th Cir. 2005) (evaluating statutory language and legislative history). B. Plaintiffs Fail to Establish a Likelihood of Success on the Merits 1. The Fairness Opinion Was Appropriately Waived by the Board and the Steps Leading Up to That Decision Are Immaterial Plaintiffs haphazardly argue that Renovaro must further supplement the Proxy Statement with unnecessary information regarding the Board's appropriate business decision to waive the issuance of a fairness opinion. Section 5.65 of the Stock Purchase Agreement provides that Renovaro will use its commercially available resources to cause an investment bank to issue a fairness opinion, or "an opinion to the effect that, as of the Closing Date, the consideration to be paid to the Sellers pursuant to the terms of this Agreement is fair, from a financial point of view, to [Renovaro]." However, the Board's receipt of a fairness opinion 5 Plaintiffs incorrectly cite to "Section 5.29 of the Stock Purchase Agreement" but no such section exists. (Appl. at 8:24 - 9:1.) Presumably, Plaintiffs intended to cite to Section 5.6 of the Stock Purchase Agreement. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 23 of 38 Page ID #:183

- 24 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES was waivable under Sections 7.1 and 7.2.96 of the Stock Purchase Agreement. The Preliminary Proxy Statement issued on December 22, 2023, and the Definitive Proxy Statement issued on January 3, 2024, included the Stock Purchase Agreement as an Annexure. As such, Plaintiffs were not only aware that the fairness opinion was waivable on September 28, 2023, but they were then reminded of it again on December 22, 2023, and January 3, 2023.7 As such, it should come as no surprise that on January 10, 2024, the Board, for good reason, exercised its business judgment to waive the receipt of a fairness opinion. However, Plaintiffs waited until the eleventh hour to file their Complaint and request for TRO, asking that Renovaro further supplement its Proxy Statement to include "(a) what (if any) action the Board took before January 10, 2024 to obtain a fairness opinion; (b) how the Board justifies relying on GEDi Cube's "lack of projections" to direct Renovaro management to waive the fairness opinion when that same information was available when the Board approved the Stock Purchase Agreement with the fairness opinion covenant and closing condition the following day; and (c) the identity of the unnamed "consultant" whose hearsay "confidence" is the sole basis upon which the Board moved forward with the Stock Purchase Agreement and, in turn, deemed the financial terms of the deal fair to Renovaro. (Appl. at 10:16-24.) Simply put, matters related to the Board's waiver of the fairness opinion are 6 Plaintiffs incorrectly cite to "Section 7.29 of the Stock Purchase Agreement" but no such section exists. (Appl. at 9:1-3.) Presumably, Plaintiffs intended to cite to Section 7.2.9 of the Stock Purchase Agreement. 7 Plaintiffs also argue that the Proxy Statement is materially misleading because it does not disclose the pre-closing conversion of the Series A Preferred stock. But as noted here, the terms of the conversion, and all of the information Plaintiffs are demanding be included in the Proxy Statement, were disclosed in the 8-K filed on September 29, 2023, and the Stock Purchase Agreement itself was annexed to the Preliminary Proxy Statement and Definitive Proxy Statement. As such, Plaintiffs' Application fails to justify seeking emergency relief as to information that has been publicly available for months. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 24 of 38 Page ID #:184

- 25 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES not material. As discussed in the January 16, 2024 Proxy Statement Supplement, the Board held a meeting on January 10, 2024, wherein it determined that "due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive the closing condition." The Board exercised its business judgment to make this decision because, while the valuation report "estimated the value of GEDi to be $225 million [] due to the fact that GEDi generated no revenue and had no projections, the Renovaro Board did not give any weight to the valuation" (emphasis added) but "ultimately determined that it had a basis to move forward with the transaction given the timing and financial constraints facing the Company in the short term []" as well as its "confidence in the viability and the potential for commercialization of GEDi Cube's technology and platform." The Board's decision to waive the fairness opinion and to assign no weight to the valuation report are well within the bounds of the business judgment rule Further, as the Board did not rely on a valuation report or a fairness opinion, any omissions to such items from the Proxy Statement are not material. Plaintiff in Wayne Cnty. Employees' Ret. Sys. v. Mavenir, Inc., attempted such an argument to no avail. 2021 WL 311284, at *9?10 (D. Del. Jan. 29, 2021), report and recommendation adopted, 2021 WL 1147042 (D. Del. Mar. 25, 2021). In Wayne Cnty. Employees' Ret. Sys, Plaintiff contended defendants were obligated to update its proxy statement to describe informal employment negotiations regarding its chief executive officer. Id. However, the court held the proxy materials did not contain any material misrepresentations as the proxy materials disclosed the parties had not reached any agreement about the continuing employment of the executive officers. Id. Just as in Wayne Cnty. Employees' Ret. Sys., where the company did not reach a continuing employment agreement, Renovaro did not utilize a valuation report or fairness opinion and as such, further details on those matters are not material. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 25 of 38 Page ID #:185

- 26 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Plaintiffs' demand for the disclosure of the identity of the consultant who prepared the valuation report is similarly without merit. Even in the context of allegations of conflict of interest involving members of a Compensation Committee that approved a $10 million special cash award to the company's CEO, courts have held that the identity of such committee members was "not material to the stockholder vote on the Merger[.]" In re Solera Holdings, Inc. S'holder Litig., 2017 WL 57839, at *9 (Del. Ch. Jan. 5, 2017); see also Beebe v. Pac. Realty Tr., 578 F. Supp. 1128, 1149 (D. Or. 1984) (finding failure of proxy statement (in connection with leveraged buyout of business trust) to disclose identities of equity investors in two limited partnerships which participated in financing buyout was not a material omission). 2. Paseco Adequately Disclosed the Power to Vote Its Shares Plaintiffs' argument as to disclosures relating to the power to vote Paseco's shares is a lot of sound and fury without any substance. The Definitive Proxy Statement accurately disclosed that Paseco owns 15.09% of Renovaro's common stock, which Plaintiffs do not dispute. Rather, Plaintiffs argue without support that the Proxy Statement is nonetheless false and misleading because it does not also name Abildgaard as having the power to vote the Paseco shares. But any shareholder who is interested in learning who has the power to vote the Paseco shares can easily locate that information in Paseco's Section 13(g) disclosure, which states that Abildgaard has the power to vote the Paseco shares. Plaintiffs try to make much of the fact that the Section 13(g) disclosure states Abildgaard "shares" the power to vote rather than having the sole power to vote, but this is a distinction without a difference, particularly given that Abildgaard's "sole" power to vote could change at any time by selling or gifting any interest in Paseco. It could potentially have been reckless to disclose something that is totally outside the company's control and could change at any moment. Abildgaard's power to vote was publicly disclosed to shareholders, Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 26 of 38 Page ID #:186

- 27 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES which is all that was required. But even if Renovaro could have made the information easier to find by placing it in the Proxy Statement, Plaintiffs have completely failed to demonstrate that the disclosure being made in a Section 13(g) disclosure instead of the Proxy Statement is material. 3. Plaintiffs' Speculation and Assumptions Regarding the Consultants Retained by the Parties to the Proposed Transactions are False Plaintiffs then go on to argue that this purportedly material omission about the power to vote "becomes more significant when considered together with Paseco's accumulation of Renovaro common stock, including in connection with consulting services for the GEDi Cube transaction." But this entire argument is based on Plaintiffs' speculation, without any evidence, that the consultants identified in the Proxy Statement are "almost certainly" Paseco or Abildgaard. See Appl. at 4:15-18, 4:28-5:2, 12:3-14:3. Plaintiffs' speculation is false. Dybul Decl. ¶ 5. And Plaintiffs' additional argument that "the consultant also will be entitled to receive Earn-Out Shares" is similarly false. Section 2.2.1(b) of the Stock Purchase Agreement specifically states that the consultant will not participate in the Earn-Out. Plaintiffs also assume, again without any evidence, that the consultants identified in the Proxy Statement are all one consultant that provided services "on both sides of the Transaction." See Appl. at 13:19-20 (emphasis in the original). This assumption is also false. Dybul Decl. ¶¶ 6-7. Plaintiffs' allegations relating to the consultants were made up out of whole cloth, without any evidence, in a desperate attempt to cast doubt on the contents of the Proxy Statement. As Plaintiffs have no Rule 11 basis to make these allegations, these allegations and the theories based on them should be disregarded by the Court. Moreover, the identity of the consultants is not material to, and does not need to be disclosed in the Proxy Statement. As discussed in Section II(A)(3), supra, Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 27 of 38 Page ID #:187

- 28 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES courts have held that the identity of certain individuals in connection with a transaction were not material even where there were allegations of conflicts. See, e.g., In re Solera Holdings, Inc. S'holder Litig., at *9-12; see also Beebe v. Pac. Realty Tr., 578 F. Supp. at 1149 (finding failure of proxy statement (in connection with leveraged buyout of business trust) to disclose identities of equity investors in two limited partnerships which participated in financing buyout was not a material omission). Such holdings are based off the prudence that that "a lenient standard for materiality poses the risk that corporations will ?bury the shareholders in an avalanche of trivial information[,] a result that is hardly conducive to informed decisionmaking.'" Skeen v. Jo-Ann Stores, Inc., 1999 WL 803974, at *4 (Del. Ch. Sept. 27, 1999) (citation omitted), aff'd, 750 A.2d 1170 (Del. 2000). As such, courts "?guard against the fallacy that increasingly detailed disclosure is always material and beneficial disclosure.'" Abrons v. Maree, 911 A.2d 805, 813 (Del. Ch. 2006) (citation omitted). 4. Plaintiffs Fail to Show that Disclosures Made Under Section 13 Are Not Compliant8 a. Paseco and Abildgaard Are In Compliance with the Applicable Section 13 Requirements Plaintiffs' argument with respect to Paseco's and Abildgaard's failure to file a Section 13(d) disclosure is nothing more than a red herring. Plaintiffs acknowledge in their application that Paseco did file a Section 13(g) disclosure reporting Paseco's and Abildgaard's beneficial ownership of 13.9% of Renovaro's common stock. Plaintiffs still try to take issue with this accurate disclosure of Paseco's and 8 Plaintiffs are seeking injunctive relief as to Paseco, Abildegaard, Ree, Christensen and their holding companies, but while these shareholders are named defendants in the Complaint, they inexplicably were not named in Plaintiffs' Application. By implicating the rights and obligations of these defendants without naming them in the Application, Plaintiffs are attempting to obtain an ex parte TRO without notice under Federal Rule of Civil Procedure 65(b), but without complying with the requirements of that Rule. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 28 of 38 Page ID #:188

- 29 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Abildgaard's ownership, however, arguing that they should have filed a Section 13(d) disclosure instead. But Plaintiffs fail to demonstrate or even attempt to explain how they would be irreparably harmed by the disclosure of Paseco and Abildgaard's ownership in a Section 13(g) disclosure as opposed to a Section 13(d) disclosure of that same ownership. As discussed above in Section II.A.2, the purpose of Section 13(d) is to prevent undisclosed takeovers and shareholders from secretly amassing large blocks of shares to effectuate control. None of these concerns are present here. Plaintiffs have not alleged, let alone carried their burden of proof for a TRO or preliminary injunction, that a change of control of the company was imminent. Indeed, this proposed transaction would effectively cut in half Abildgaard's, and all other shareholders', ownership share. Ignoring these fundamental points, Plaintiffs instead assert (without any evidentiary support) that Abildgaard "repeatedly asserted management authority over or acted with the purpose or effect of changing or influencing the control of Renovaro." Specifically, Plaintiffs claim that Abildgaard's assistance with tasks like emailing the agenda for a Renovaro board meeting and advising on the wording of a company announcement somehow proves that he was exerting control over the company. But these discrete tasks performed on behalf of executives and the board while Abildgaard was employed as a consultant do not constitute the type of influence or control of the company contemplated by Section 13(d), nor would requiring a Section 13(d) disclosure on this basis advance its objective of protecting shareholders facing the threat of an imminent change in control of the company. Plaintiffs cite no authorities to support their argument that the types of actions taken by Abildgaard require him to make disclosures under 13(d), presumably because there are none. Moreover, under Rule 13(d-1(c)), the term Passive Investor (making one eligible to file a Section 13(g) disclosure) includes shareholders beneficially owning more than 5% of the class of registered securities and who can certify that the Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 29 of 38 Page ID #:189

- 30 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES securities were not acquired or held for purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect. This is the standard for eligibility for an investor to file a Section 13(g) disclosure. The company has no authority to disregard Abildgaard's certification and it certainly should not be disregarded based on arguments from counsel for an unrelated shareholder. b. Sindlev, RS Group and RS Bio Are In Compliance Plaintiffs also take issue with Sindlev's, RS Group's and RS Bio's Section 13(d) disclosures, claiming they have not been timely amended. Any such deficiency was cured when Sindlev, RS Group and RS Bio filed an amended Section 13(d) disclosure on January 24, 2024.9 By Plaintiffs' own admission, this issue is now moot. (App. at 6 (arguing defendants should be enjoined "until each of them files the required Schedule 13D(s) and the required amendments").) c. Ree, Christensen and Their Holding Companies Are Not Under Renovaro's Control Plaintiffs' inclusion of Ree, Christensen, and their holding companies underscores the baselessness of their Application. Plaintiffs' purported need for emergency relief is based on disclosures and failures to amend that occurred between six and seven years ago. Specifically, they claim that Ree's Section 13(d) disclosure from nine years ago was not timely amended as demonstrated by a 10-K filed in 2017. They then go on to argue that Christensen became a beneficial owner of 12.29% of Dandrit's common stock in 2016, but never filed a Rule 13 disclosure.10 Clearly there is no reason to seek emergency relief as to disclosures that are several 9 https://www.sec.gov/edgar/browse/?CIK=1527728&owner=exclude 10 Neither Christensen nor any of his entities even appear on Renovaro's shareholder list today, so the company has no knowledge of whether or not they still hold any shares. Dybul Decl. ¶ 8. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 30 of 38 Page ID #:190

- 31 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES years old, and to which Plaintiffs had never taken issue before the Proxy Statement and shareholder vote. Moreover, Plaintiffs do not cite any authorities in which a company was enjoined from proceeding with a shareholder vote because two shareholders failed to comply with their disclosure obligations under Section 13. Renovaro does not have control over Ree, Christensen and their holding companies, and thus cannot force them to file compliant disclosures. The company should not be enjoined based on the actions of third parties over whom it has no control. C. Plaintiffs Fail to Demonstrate Irreparable Harm Plaintiffs are not entitled to the relief requested here because they have failed to establish that they will suffer irreparable harm absent an injunction. As set forth above, because none of Plaintiff's disclosure claims have merit, it cannot show irreparable harm. McMillan v. Intercargo Corp., 1999 WL 288128, at *4 (Del. Ch. May 3, 1999). But Plaintiffs' claim of irreparable harm also fails because they have not demonstrated that monetary remedies would be inadequate, and their unreasonable delays in bringing this Application prove that there is no risk of irreparable harm. Although Plaintiffs bear the burden of proof on this issue, rather than make an individualized showing of irreparable harm, they have simply asserted that the inability of a shareholder to make an informed vote is an irreparable harm. But, contrary to what Plaintiffs argue, there is no per se rule that the risk of a shareholder vote based on allegedly inadequate disclosures in a proxy establishes a likelihood of irreparable harm. Following the Supreme Court's decision in eBay Inc. v. MercExchange, LLC, 547 U.S. 388 (2006), which "rejected invitations to replace traditional equitable considerations with a rule that an injunction automatically follows . . . .", federal district courts routinely reject the position advocated by Plaintiffs that an uninformed shareholder vote constitutes irreparable harm. See Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 31 of 38 Page ID #:191

- 32 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Masters v. Avanir Pharma., Inc., 996 F. Supp. 2d 872, 885 (C.D. Cal. 2014) ("federal courts have rejected the per se rule advocated by Plaintiff?that denying stockholders their right to cast an informed vote constitutes irreparable harm."); Silberstein v. Aetna Inc., 2014 WL 1388790, at *3 (S.D.N.Y. Apr. 9, 2014) ("plaintiff cannot rely on a presumption of irreparable harm flowing from the violations he alleges?he must make a separate showing of irreparable harm"); Erickson v. Hutchinson Tech., Inc., 2016 WL 310729, at *6 (D. Minn. Jan. 26, 2016) (rejecting argument that "shareholders will suffer irreparable harm because they will be denied the opportunity to cast informed votes"); Malon v. Franklin Fin. Corp., 2014 WL 6791611, at *3 (E.D. Va. Dec. 2, 2014) (same); Calleros v. FSI Int'l, Inc., 892 F. Supp. 2d 1163, 1172 (D. Minn. 2012) (same). TROs and preliminary injunctions are extraordinary remedies that require actual proof of irreparable harm that cannot be redressed by any other legal or equitable remedy before they will issue. Plaintiffs' conclusory assertions that their allegedly uninformed vote constitutes irreparable harm is not sufficient. Moreover, Plaintiffs' unreasonable delay in filing their Application proves that there will be no irreparable harm here if the shareholder vote proceeds as scheduled. For example, several of Plaintiffs' claims are based on the terms of the Stock Purchase Agreement which was disclosed to shareholders on September 29, 2023, then attached again to the Preliminary Proxy Statement and Definitive Proxy Statement, yet Plaintiffs did not take issue with any of its terms for months. And the Preliminary Proxy Statement was filed on December 22, 2023, the Definitive Proxy Statement was filed on January 3, 2024, and the Supplement to the Proxy Statement was filed on January 16, 2024, yet Plaintiffs did not raise any of the purported disclosure issues until the evening of Friday, January 19, 2024. Plaintiffs' counsel's declaration states that she and her co-counsel "have been investigating the issues raised in this derivative complaint and ex parte application for several months," Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 32 of 38 Page ID #:192

- 33 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Maitia Decl. ¶ 3, yet she does not explain why they waited to file the TRO Application and sought a hearing with the Court only the day before the scheduled shareholder vote. Plaintiffs' months-long silence and investigation undermines any claim that irreparable harm is imminent and can only be remedied by injunctive relief. D. The Balance of Equities Weighs Against Injunctive Relief In conceding that postponing the Special Meeting "?would not come without cost' to Defendants," Plaintiffs first proceed to incorrectly assert that such cost should be discounted because it is a "self-inflicted wound." (Appl. at 22:16 - 23:7.) However, as discussed supra, the requirements to file forms 13(d) and 13(g) fall on individual shareholders, not Renovaro. As such, any alleged shortcoming with those disclosures is not a "self-inflicted wound." While Weird Science takes issue with certain shareholders allegedly failing to file certain disclosure forms, Weird Science only just filed its very first 13(d) form in May 2023, even though Weird Science was issued its shares on February 16, 2018, and Renovaro records reflect that Weird Science voted at three shareholder meetings since that date.11 Second, Plaintiffs downplay the harm Renovaro would suffer from an injunction, stating Renovaro "will suffer no cognizable harm from an injunction." (Appl. at 22:11.) However, courts have recognized that "enjoining a complex and time sensitive transaction such as this will at a minimum create uncertainty and delay," which "could jeopardize the transaction itself." Orlando v. CFS Bancorp, Inc., No. 2:13-CV-261 JD, 2013 WL 5797624, at *6 (N.D. Ind. Oct. 28, 2013); Gottlieb v. Willis, No. 12-CV-2637 PJS/JSM, 2012 WL 5439274, at *7 (D. Minn. Nov. 7, 2012) ("[I]t is difficult to justify the extraordinary remedy of a preliminary injunction of a complex transaction affecting thousands of people?including hundreds of employees of [target and acquirer]?on the strength of a single shareholder's complaint and in the absence of any evidence that the sought-after 11 Company records show Weird Science voted at shareholder meetings on June 24, 2020, March 5, 2021, and March 14, 2022. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 33 of 38 Page ID #:193

- 34 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES information has any practical value to her or any other shareholder."). In fact, this risk is not simply abstract but concrete. The Stock Purchase Agreement specifically allows for GEDi Cube to halt the merger should there be an "Order (whether temporary, preliminary, or that permanent) that . . . has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions . . . ." (7.1.3 of SPA). Accordingly, granting an injunction would jeopardize the entire deal leading to further uncertainty. Most importantly, such uncertainty would jeopardize the success of Renovaro's critical cancer therapy and treatment pipelines.12 But additionally, this uncertainty would affect Renovaro's existing business relations, employee morale, and shareholder value. Contrasted with the great harm that Renovaro, and others, would suffer if there were an injunction, Plaintiffs would suffer no harm. While Plaintiffs blankly contend that an uniformed shareholder vote is "often considered an irreparable harm[,]" they fail to explain what harm exactly would be suffered.13 Additionally, any alleged harm that Plaintiffs would suffer is self-inflicted as a result of them sitting on their hands until past the eleventh hour to file their Complaint and Application despite having known of this transaction for weeks and months. Courts have found that a plaintiff sitting idly on their claims tends to negate any harm suffered to them. Galaton v. Johnson, No 5:11-CV-397-D, 2011 WL 9688271, at *2 (E.D.N.C. Aug. 17, 2011) ("In light of [the plaintiff's] dilatory approach in this case ?, the court finds that the balance of equities do not favor [him]. [The plaintiff] has been aware of the facts forming the basis of his claims for months, yet waited until the fifty-ninth minute of the eleventh hour to seek an 12 Specifically, Renovaro expects to begin clinical trials later this year for its leading drug candidate to treat pancreatic cancer. 13 As explained in more detail below, the announcement of the Stock Purchase Agreement has benefited all shareholders. Renovaro stock price went from an all-time low of $.39 per share before the announcement of the Stock Purchase Agreement to a current price of nearly $5.00 per share. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 34 of 38 Page ID #:194

- 35 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES extraordinary equitable remedy. [The plaintiff's] proposed preliminary injunction would disrupt [the] scheduled shareholder meeting to vote on the merger agreement and thereby prejudice [the company] and the public. [The plaintiff] could have avoided this disruption with a prompt challenge?.Equity need not and will not provide a balm for [the plaintiff's] self-inflicted wound.") Therefore, the balance of the equities weighs strongly in favor of allowing the Special Meeting to proceed according to schedule. E. An Injunction Is Not in the Public Interest No public interest would be served by the issuance of a preliminary injunction or further disclosures (to an already compliant proxy statement) of information that (1) has already been disclosed; or (2) is not material. All on the eve of a long-scheduled stockholder vote nonetheless. Plaintiffs point to the public interest of the effective enforcement of the federal securities law. (Appl. at 23:9-12.) Mind you, these are the very same security laws that Weird Science failed to comply with all while voting at three shareholder meetings. Thus such protestations ring hollow. On the one hand, "public policy favor[s] competitive freedom outweigh[ing] any purported harm to the moving party for purposes of granting injunctive relief." Dixon v. Cost Plus 2012 U.S. Dist. LEXIS 90854, at *34 (N.D. Cal. June 27, 2012). "As such, requests for injunctions against [merger agreements] are frequently denied ...." Id.; Jewel Cos. v. Pay Less Drug Stores Nw., Inc., 510 F. Supp. 1006, 1010 (N.D. Cal. 1981) (denying motion for preliminary injunction and noting "the public policy favoring competitive freedom outweighs any purported harm to the moving party for purposes of granting injunctive relief"). Additionally, "there is a significant public interest in giving parties to potential mergers confidence that courts will not enjoin such mergers where the requisite showings that support preliminary injunctive relief are absent." Litwin v. OceanFreight, Inc., 865 F. Supp. 2d 385, 401-02 (S.D.N.Y. 2011). Enjoining this transaction based on "plaintiff's unpersuasive claims of legal Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 35 of 38 Page ID #:195

- 36 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES deficiencies would needlessly call into question whether other, future business transactions will similarly be disrupted while in progress." Id. at 402. Therefore, strong public interests weigh against this Court granting an injunction. III. A TRO SHOULD NOT BE GRANTED UNLESS PLAINTIFFS POST A SUBSTANTIAL BOND For all of the reasons stated above, the Court should deny Plaintiffs' Application. However, if the Court were to consider granting such relief, it should only do so if Plaintiffs post a bond sufficient to protect the other shareholders against the harm that will ensure if the Shareholder Meeting is delayed. Under Rule 65(c), "[t]he court may issue a preliminary injunction ... only if the movant gives security in an amount that the court considers proper to pay the costs and damages sustained by any party found to have been wrongfully enjoined or restrained." Fed. R. Civ. P. 65(c). The purpose of an injunction bond is to "(1) to discourage parties from requesting injunctions based on tenuous legal grounds; and (2) to assure judges that defendants will be compensated for their damages if it later emerges that the defendant was wrongfully enjoined." Sionix Corp. v. Moorehead, 299 F. Supp. 2d 1082, 1086 (S.D. Cal. 2003). If the Court determines that a TRO is warranted here, a substantial bond is required. If the proposed transaction were to fail, the market price of Renovaro's stock could return to?or fall below?its publicly-traded price prior to the announcement of the merger and Renovaro's shareholders could be deprived of a premium of more than $250 million. The difference between Renovaro's unaffected share price on August 8, 2023 ($0.85), the day before the entry into the letter of intent for the proposed transaction was announced, and the share price as of the close of the markets yesterday ($4.65), is $3.80 per share. Thus, if the proposed transaction were to fail, shareholders would face a potential loss of over $250 million. Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 36 of 38 Page ID #:196

- 37 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES If the Court grants Plaintiffs' Application, any relief should be conditioned on Plaintiff posting a bond of no less than $50 million in order to protect to shareholders on whose behalf Plaintiffs purport to act. If Plaintiffs are unwilling or unable to do so, the Application should be denied. CONCLUSION Plaintiffs' numerous procedural missteps preclude the availability of the requested TRO. Moreover, Plaintiffs present no admissible evidence in support of their Motion. They have not established a likelihood of success on the merits or a likelihood of irreparable harm. Moreover, the balance of the harms and public policy all weigh against enjoining the Shareholder Meeting. For these reasons, Plaintiffs' Application should be denied in its entirety. If, however, relief is granted, it should be conditioned on Plaintiff posting a bond of at least $50 million. Dated: January 24, 2024 VEDDER PRICE (CA), LLP By: /s/ Michael J. Quinn Michael J. Quinn Marie E. Christiansen Attorneys for Director Defendants Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 37 of 38 Page ID #:197

- 38 - OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES CERTIFICATE OF SERVICE I hereby certify that on January 24, 2024, I caused to be electronically filed a true and correct copy of the foregoing with the Clerk of Court using the CM/ECF system and that all counsel of record will be served via the Notice of Electronic Filing generated by CM/ECF. /s/ Michael J. Quinn . Michael J. Quinn Case 2:24-cv-00645-HDV-MRW Document 9 Filed 01/24/24 Page 38 of 38 Page ID #:198

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 DECLARATION OF DR. MARK DYBUL UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA WESTERN DIVISION WEIRD SCIENCE LLC and WILLIAM ANDERSON WITTEKIND, derivatively on behalf of RENOVARO BIOSCIENCES, INC., Plaintiffs, vs. SINDLEV, et al., Defendants. Case No. [CASE NUMBER] [JUDGE] DECLARATION OF DR. MARK DYBUL IN SUPPORT OF OPPOSITION TO EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE [Filed concurrently with (1) Opposition to Ex Parte Application for Temporary Restraining Order and Order To Show Cause Why a Preliminary Injunction Should Not Issue] Date: [DATE] Time: [TIME] Courtroom: [COURTROOM] Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 1 of 8 Page ID #:199

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 1 DECLARATION OF DR. MARK DYBUL DECLARATION OF DR. MARK DYBUL I, Dr. Mark Dybul, in my capacity as Director and Chief Executive Officer of Renovaro Biosciences Inc. ("Renovaro"), hereby declare as follows: 1. I am a Director and the Chief Executive Officer of Renovaro Biosciences Inc. Unless otherwise stated, I have personal knowledge of the facts set forth herein and could and would testify competently thereto if called upon to do so. I make this declaration in support of the Opposition to the Ex Parte Application for a Temporary Restraining Order and Order To Show Cause Why a Preliminary Injunction Should Not Issue. 2. Renovaro is a pre-revenue, pre-clinical biotechnology company focused on developing advanced allogeneic cell and gene therapies to promote stronger immune system responses potentially for long-term or life-long cancer remission in some of the deadliest cancers, beginning with pancreatic cancer. Pancreatic cancer is a very deadly disease with only 5-10 percent of patients surviving 5 years. Initial preclinical in vitro and proof of concept in vivo studies of Renovaro's immune-therapeutic approach for pancreatic cancer have demonstrated promising results. 3. On Friday, January 19, 2024, at 5:26 p.m. ET, I received an e-mail from Megan A. Maitia, who I understand to be counsel for Weird Science LLC and William Anderson Wittekind, attaching a Demand for Corrective Action. A true and accurate copy of the Demand for Corrective Action is attached hereto as Exhibit A. 4. It is my understanding that Weird Science LLC ("Weird Science") voted at the shareholder meetings on June 24, 2020, March 5, 2021, and March 14, 2022. I further understand that Renovaro's books and records reflect that Weird Science executed a written consent of a majority of shareholders on October 31, 2019. Despite the transaction that resulted in Weird Science becoming a shareholder in Renovaro closing on February 16, 2018, I understand that Weird Science filed their very first Form 13D on May 19, 2023. 5. Neither Paseco ApS, nor Ole Abildgaard is the "Consultant" identified in Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 2 of 8 Page ID #:200

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 2 DECLARATION OF DR. MARK DYBUL the Stock Purchase Agreement. 6. Neither Paseco ApS, nor Ole Abildgaard is the consultant that prepared the valuation report obtained by GEDi Cube. 7. The consultant that advised Renovaro in connection with its proposed acquisition of GEDi Cube is not the same consultant that prepared the valuation report obtained by GEDi Cube. 8. Torben Bjorn Christensen, Po-Ma Invest ApS, and TBC Invest A/S no longer appear on Renovaro's shareholder list so Renovaro has no knowledge of whether or not they still hold any shares. I DECLARE UNDER THE PENALTY OF PERJURY THAT THE FORGOING IS TRUE AND CORRECT. EXECUTED ON JANUARY 24, 2024. Dr. Mark Dybul Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 3 of 8 Page ID #:201

Exhibit A Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 4 of 8 Page ID #:202

Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 5 of 8 Page ID #:203

SUMMA LLP

SUMMALLP
1010 Sycamore Ave. Unit 117
South Pasadena, CA91030

www.summaLLP.com

Megan A Maitia
megan@summaLLP.com
(213) 260-9452 (direct)
(213) 835-0939 (fax)

January 19, 2024

<u>BY EMAIL AND CERTIFIED MAIL</u>
Board of Directors
Renovaro Biosciences Inc.
2080 Century Park East, Suite 906
Los Angeles, CA 90067
Attention: René Sindlev, Chairman
Mark Dybul, CEO and Director

Re: <u>Demand for Corrective Action</u>

Dear Board Members:

My firm represents Weird Science LLC, a California limited liability company (**Weird Science**) and William Anderson Wittekind (**Wittekind**) in their capacity as stockholders of Renovaro Biosciences Inc., a Delaware corporation formerly known as Enochian Biosciences Inc. (**Renovaro** or the **Company**). Weird Science and Wittekind have been and remain record stockholders of the Company at all times described in this correspondence.

On behalf of Weird Science and Wittekind, I write to demand that the Company's Board of Directors (**Board**) take the following immediate corrective action to address the misconduct and corporate wrongdoing described in the attached draft Verified Derivative Stockholder Complaint. I also demand that the Board correct the disclosure deficiencies described in Nos. 13-21 below **before** the special meeting of stockholders noticed for January 25, 2024 (Special Meeting) (recognizing that this may require the Board to postpone the Special Meeting).

Given the irreparable harm to all Renovaro stockholders if the Board proceeds with the Special Meeting without correcting the disclosure deficiencies, unless we hear from you and agree otherwise, my firm will file the attached draft Verified Derivative Stockholder Complaint before the close of business on Monday, January 22, 2024. We will simultaneously apply *ex parte* for an emergency Temporary Restraining Order containing the relief described in Nos. 13-21 below.

<u>Requested Corrective Action</u>

1. Disgorge $904,625 from RS Bio ApS (**RS Bio**) and/or René Sindlev (**Sindlev**) to recover an ill-gotten paper profit resulting from the exploitation of material nonpublic information (MNPI) in connection with the Company's sale to RS Bio of 70,126 shares Series A Preferred Stock and warrants to purchase 350,630 shares of common stock at $0.65 per share on August 1, 2023.

2. Disgorge $4,432,685 from Paseco ApS (**Paseco**) and/or Ole Abildgaard (**Abildgaard**) to recover an ill-gotten paper profit resulting from the exploitation of material nonpublic information (MNPI) in connection with the Company's sale of 343,619 shares Series A

Re: RENB Demand for Corrective Action Renovaro Board of Directors January 19, 2024 Page 2 Preferred Stock and warrants to purchase 1,718,095 shares of common stock shares at $0.65 per share on August 1, 2023. 3. Disgorge 162,858 shares of Series A Preferred Stock and warrants to purchase 814,290 shares of common stock at $0.65 per share from Paseco to recover the ill-gotten conversion of such securities resulting from the exploitation of MNPI in connection with the "conversion" of $2,000,000 of secured debt of Paseco into 280,505 shares of Series A Preferred Stock and warrants to purchase 1,402,525 shares of common stock at $0.65 per share on August 1, 2023. 4. Disgorge $128,947 from Sindlev to recover an ill-gotten paper profit resulting from the exploitation of MNPI in connection with the Company's issuance of a spring-loaded stock option to purchase 131,579 shares of common stock at $0.57 per share on July 30, 2023. 5. Disgorge 316,129 shares of common stock from Paseco and/or Abildgaard to recover the ill-gotten receipt of such shares resulting from the exploitation of MNPI in connection with the issuance of such shares on July 28, 2023 in exchange for consulting services valued at $285,000. 6. Disgorge 332,904 shares of common stock and warrants to purchase 283,794 shares of common stock at an exercise price of $0.53 from Paseco to recover the ill-gotten receipt of such shares on June 26, 2023 in exchange for a $300,822 interest payment that was payable on May 30, 2023 in cash or shares of common stock at $0.94 per share, which ill-gotten receipt resulted from the exploitation of MNPI. 7. Disgorge 151,357 shares of common stock and warrants to purchase 75,679 shares of common stock at an exercise price of $0.53 from Paseco to recover the ill-gotten receipt of such securities on June 26, 2023 in exchange for interest on debt that never accrued and was unearned (i.e., free securities for no consideration). 8. Without duplication of the disgorgement referenced in 7 above, disgorge 112,680 shares of common stock from Paseco to recover the ill-gotten receipt of such shares on June 26, 2023 in exchange for payment in kind (PIK) interest on debt that never accrued and was unearned (i.e., free shares for no consideration). 9. Disgorge 15,946 shares of common stock from Paseco Abildgaard to recover the ill-gotten receipt of such shares on or about February 16, 2023 resulting from a backdated price in exchange for PIK interest in exploitation of MNPI. 10. Disgorge 70,000 shares of common stock from Paseco and/or Abildgaard to recover the ill-gotten receipt of such shares upon conversion of restricted stock units (RSUs) (or disgorge the dollar equivalent of such RSUs, plus interest) of which Paseco and/or Abildgaard were ineligible to receive under the Company's 2019 Equity Incentive Plan. 11. Disgorge all ill-gotten profits from Lincoln Park Capital Fund LLC (Lincoln Park) resulting from the exploitation of MNPI in connection with the equity line of credit between the Company and Lincoln Park dated July 8, 2020. 12. Commence a legal action against K&L Gates LLP and Clayton E. Parker for legal malpractice due to their exploitation of conflicts of interest with Sindlev, RS Group ApS, RS Bio, Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 6 of 8 Page ID #:204

Re: RENB Demand for Corrective Action Renovaro Board of Directors January 19, 2024 Page 3 Abildgaard, Paseco and Lincoln Park in violation of applicable ethical rules of professional responsibility and the Company code of ethics seeking (a) compensatory damages for any failure by the Corporation to recover the cash and securities for which the Company is entitled to disgorgement under 1-11 above; and (b) punitive damages for defiantly ignoring the conflicts of interest and the harm caused to the Company and its stockholders. 13. Supplement the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 3, 2024 (Proxy Statement), as supplemented on January 16, 2024 (Proxy Statement Supplement) to include disclosure of what steps (if any) the Company took between September 28, 2023 and January 10, 2024 to obtain the fairness opinion referenced in Section 5.29 of the Stock Purchase Agreement dated September 28, 2023 between the Company and the shareholders of GEDi Cube Intl Ltd party thereto (GEDi Cube). 14. Supplement the Proxy Statement to include disclosure of the identity of the consultant who delivered the GEDi Cube valuation report referenced in the Proxy Statement Supplement. 15. Supplement the Proxy Statement to include disclosure of the basis for the Board's reliance on hearsay from Mark Dybul that the consultant referenced in 14 above "had confidence in the viability of and the potential for commercialization of GEDi Cube's technology and platform", as referenced in the Proxy Statement Supplement. 16. Supplement the Proxy Statement to include disclosure that Ole Abildgaard has the sole power to vote and the sole power to dispose of the Company's securities owned by Paseco, as disclosed in the table under the caption "Principal Stockholders of Renovaro" and footnote 14 thereto. 17. Supplement the Proxy Statement to include disclosure that Paseco was the consultant who received 1,000,000 shares of the Company's common stock as payment of consulting fees in connection with the transactions contemplated by the Stock Purchase Agreement, as referenced on page 135 of the Proxy Statement. 18. Supplement the Proxy Statement to include disclosure of the identity of the "Consultant" referenced in Section 2.2 of the Stock Purchase Agreement. 19. Supplement the Proxy Statement to modify the disclosure under the caption "Exchange Consideration" on page 130 to (a) reflect that the Series A Preferred Stock will automatically convert into common stock immediately prior to the closing under the Stock Purchase Agreement pursuant to Sections 6(a)(ii) and 6(b)(ii) of the Certificate of Designations governing the Series A Preferred Stock; (b) include the GEDi Cube shares that will be issued to the Consultant referenced in 19 above pursuant to Section 4.6 of the Stock Purchase Agreement; and (c) modify the share numbers and dollar amounts in the table to give effect to the modifications referenced in (a) and (b). 20. Supplement the Proxy Statement to include disclosure that (a) none of the voting securities held by Sindlev, RS Group, RS Bio, Paseco, Abildgaard, Karsten Ree, Karsten Ree Holding I ApS, Karsten Ree Holding B ApS, Torben Bjorn Christensen, Po-Ma Invest ApS or TBC Invest A/S will be counted at the special meeting of stockholders contemplated by the Proxy Statement (Special Meeting) either directly or by proxy and either for purposes of a quorum or Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 7 of 8 Page ID #:205

Re: RENB Demand for Corrective Action Renovaro Board of Directors January 19, 2024 Page 4 the votes cast on any proposal, unless and until the applicable persons comply with the filing requirements of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the 1934 Act) and the rules promulgated thereunder; (b) none of the shares held by Paseco or Abildgaard that that are subject to disgorgement (see 3, 5, 6, 7, 8, 9 and 10 above) will be counted at the Special Meeting either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal. 21. Instruct the inspector appointed to act at the Special Meeting pursuant to Section 231 of the Delaware General Corporation Law that (i) none of the voting securities referenced in clause (a) of 20 above will be counted at the Special Meeting (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) unless and until the applicable persons comply with the filing requirements of Sections 13(d) or 13(g) of the 1934 Act and the rules promulgated thereunder; and (ii) none of the shares referenced in clause (b) of 20 above will be counted at the Special Meeting (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal). The grounds for the corrective actions demanded above are set forth in the Verified Derivative Stockholder Complaint accompanying this letter. Sincerely, Megan Maitia Summa LLP cc: William Anderson Wittekind Patrick T. McCloskey Christopher Valente Steven L. Caponi Clayton Parker Erin Fogarty Case 2:24-cv-00645-HDV-MRW Document 9-1 Filed 01/24/24 Page 8 of 8 Page ID #:206